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                                                                   EXHIBIT 10.34

DATED                                                                       2001







                            (1) THE BOOTS COMPANY PLC



                                       AND



                       (2) BIOPROGRESS TECHNOLOGY LIMITED




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                          PRODUCT DEVELOPMENT AGREEMENT



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                                LEGAL DEPARTMENT
                              THE BOOTS COMPANY PLC
                                   NOTTINGHAM
                                     NG2 3AA


                              TEL : (0115) 959 3432
                              FAX : (0115) 959 3314




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                                      INDEX

CLAUSES                                                                                         PAGE NO
-------                                                                                         -------
1.    Definitions and Interpretation.................................................................1
2.    Continuation of the Initial Development Programme..............................................3
3.    The Commercial Development Programme...........................................................4
4.    Supply of Plant................................................................................5
5.    Supply of Film.................................................................................9
6.    Payment........................................................................................9
7.    Intellectual Property Rights..................................................................10
8.    After Completion or Termination of the Commercial Development Programme.......................12
9.    Exclusivity...................................................................................14
10.   Fields........................................................................................14
11.   Confidentiality...............................................................................14
12.   Force Majeure.................................................................................15
13.   Termination...................................................................................15
14.   Assignment....................................................................................16
15.   Change of Control.............................................................................16
16.   Relationship..................................................................................17
17.   Waiver........................................................................................17
18.   Notices.......................................................................................17
19.   Entire Agreement and Amendments...............................................................18
20.   Applicable Law and Service of Process.........................................................18
21.   Invalidity and Severability...................................................................18
22.   Announcements.................................................................................19


SCHEDULE

The Commercial Development Programme


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THIS AGREEMENT is made the 26 day of November 2001

BETWEEN:-

(1) THE BOOTS COMPANY PLC registered in England number 27657, whose registered office is at Nottingham NG2 3AA ("Boots") of the one part; and

(2) BIOPROGRESS TECHNOLOGY LIMITED registered in England number 3289265, whose registered office is at Unit 1, Norwood Road, March, Cambridgeshire PE15 8QD ("Bioprogress") of the other part.

WHEREAS:-

     A. By an agreement (the "Initial Agreement") dated 17th October 2000 and made between Boots of the one part and Bioprogress of the other part, Boots and Bioprogress agreed to collaborate in a development programme

     B. The Initial Agreement contains provisions requiring Boots to give notice to Bioprogress if, following the completion of the Initial Development Programme, it wishes to enter into a further programme for the development on a commercial scale of a product or products developed pursuant to the Initial Development Programme and, upon such notice being given, requiring the parties to negotiate and use reasonable endeavours to agree the terms of such further programme.

     C. Boots having served such notice upon Bioprogress, the parties have agreed that the said further programme shall be conducted on the terms and conditions hereinafter contained.


NOW IT IS HEREBY AGREED as follows:-

1.       DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:-

         "Acceptance Criteria"                   means the tests which the Plant
                                                 is required to pass, and the
                                                 criteria and standards which
                                                 the Plant is required to meet,
                                                 as devised and agreed by the
                                                 parties hereto pursuant to the
                                                 Commercial Development
                                                 Programme;



                                       1
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         "Affiliate"                             means, in relation to any
                                                 company, any legal entity
                                                 controlling, controlled by or
                                                 under common control with the
                                                 company in question. "Control"
                                                 for these purposes means direct
                                                 or indirect possession of the
                                                 power to direct or cause the
                                                 direction of the management or
                                                 policies of such company or
                                                 entity, whether pursuant to the
                                                 ownership of voting securities,
                                                 by contract or otherwise;

         "Boots Plant"                           means that part of the Plant
                                                 to be developed by Bioprogress
                                                 for the development and
                                                 manufacture of the Products
                                                 pursuant to the Commercial
                                                 Development Programme;

         "Core Plant"                            means that part of the Plant
                                                 which excludes the Boots Plant;

         "Initial Agreement"                     means the agreement referred to
                                                 in Recital A hereto;

         "Initial Development Programme"         means the development programme
                                                 referred to in Recital A
                                                 hereto;

         "Inventions"                            means all or any (as the
                                                 context so permits) inventions,
                                                 improvements, discoveries,
                                                 methods or other valuable
                                                 developments, whether patented
                                                 or otherwise;

         "Patents"                               means all patents and patent
                                                 applications, together with any
                                                 patents granted pursuant to
                                                 such applications (whether or
                                                 not the existence or details of
                                                 same shall have been disclosed
                                                 by Bioprogress to Boots)
                                                 granted to (in the case of
                                                 patents) or made by (in the
                                                 case of patent applications)
                                                 Bioprogress or any of its
                                                 Affiliates, or to which
                                                 Bioprogress or any of its
                                                 Affiliates may be beneficially
                                                 entitled, in Territory or any
                                                 part thereof as at the date of
                                                 this Agreement, and in any way
                                                 relating to the Plant or



                                       2
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                                                 the Plant Technology, or to any
                                                 part of either;

         "Plant Technology"                      means all technology, know how
                                                 and technical information,
                                                 whether protected by
                                                 intellectual property rights
                                                 (including but not limited to
                                                 the Patents) or otherwise,
                                                 owned or controlled by
                                                 Bioprogress and necessary for
                                                 the proper operation,
                                                 maintenance, servicing, repair,
                                                 testing and commissioning of
                                                 the Plant;



         "Registration"                          means the grant to Boots or its
                                                 nominee by any competent
                                                 medicines registration
                                                 authority in any country within
                                                 the Territory of a licence to
                                                 manufacture, market, advertise
                                                 for sale, promote, sell, or
                                                 distribute the Products, or to
                                                 have any of the same done by a
                                                 third party, in or from that
                                                 country;

         "Territory"                             means each and every country
                                                 within the world; and

         "Warranty Period"                       means the period of twelve
                                                 months commencing on the first
                                                 date on which the Plant has met
                                                 all the Acceptance Criteria;

1.2 In this Agreement, words denoting the singular include the plural and vice versa, and a reference to any gender includes a reference to all other genders.

1.3 References in this Agreement to Clauses and to the Schedule are to Clauses of and the Schedule to this Agreement.

1.4      The Schedule forms an integral part of this Agreement.

1.5 The headings to the Clauses are for identification purposes only and do not affect their interpretation.

2.       CONTINUATION OF THE INITIAL DEVELOPMENT PROGRAMME

2.1 Boots and Bioprogress hereby acknowledge that t the duration of the Initial Development Programme was extended until and including 31st October 2001, subject to the provisions of Clause 2.2.


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2.2      Boots shall, in consideration of all work performed by Bioprogress pursuant to or in contemplation of the Initial Development Programme during the extended period thereof referred to in Clause 2.1, reimburse Bioprogress in respect of the purchase price to Bioprogress of all materials, equipment or services which Boots expressly requests Bioprogress to obtain for the purpose of carrying out such work, in accordance with the following provisions:-

         2.2.1 Bioprogress shall, upon receipt of each such express request from Boots, provide Boots with written details of the cost of purchase of the said materials, equipment or services, and shall purchase the same following, but under no circumstances prior to, receipt of express instructions from Boots to purchase the materials, equipment or services in question;

         2.2.2 Bioprogress shall make payment for all materials equipment and services purchased and shall submit to Boots a copy of a receipted invoice in respect of all such materials, equipment or services for which reimbursement is claimed pursuant to this Clause 2.2;

         2.2.3 Boots shall reimburse Bioprogress in respect of all sums due to it at or before the end of the month following the month in which the relevant copy receipted invoice is received by Boots;

2.3 Except as provided in Clause 2.2, Bioprogress shall not be entitled to any form of payment or other consideration in respect of any work performed by it and to which this Clause 2 applies, or the provision by it of any materials equipment or services required for the purpose of performing such work.

2.4 The provisions of the Initial Agreement shall , remain in full force and effect, however in the event of any conflict between the provisions of this Agreement and those of the Initial Agreement, then, to the extent that the provisions in question relate to the Initial Development Programme, or to any matter relating thereto or arising as a consequence of the execution or completion thereof other than anything which is the subject matter of this Agreement, the former shall prevail.

3.       THE COMMERCIAL DEVELOPMENT PROGRAMME

3.1 Bioprogress shall perform its obligations under the Commercial Development Programme in accordance with the terms thereof.

3.2 Boots shall manage the conduct of the Commercial Development Programme, including but not limited to the performance by Bioprogress of its obligations thereunder, in accordance with the provisions thereof.

3.3 Boots shall be entitled, by giving notice to that effect to Bioprogress, to terminate the Commercial Development Programme at any time. In the event of termination of the Commercial Development Programme by Boots pursuant to this Clause 3.3, the provisions of Clause 8.3 shall apply.

3.4 Without limiting any of the specific obligations on the part of Bioprogress contained within the Commercial Development Programme or elsewhere in this Agreement, Bioprogress shall at all times during the currency of the Commercial Development Programme provide, at its own expense, such co-


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         operation and assistance as Boots may reasonably require in order to perform Boots' own functions in relation to the Commercial Development Programme. Boots will notify Bioprogress of the precise nature and extent of the co-operation and assistance which it requires on an ongoing basis once those requirements have been determined. Upon receipt of such notification, Bioprogress shall promptly confirm to Boots whether or not it is able to provide the co-operation or assistance requested by Boots. If it is able to provide the same, the parties shall negotiate in good faith and use reasonable endeavours to agree the precise nature and extent of the co-operation or assistance to be provided, and if appropriate the time and venue at which it will be provided. If Bioprogress is unable to provide all or any part of the co-operation or assistance requested, the parties shall negotiate in good faith and use reasonable endeavours to agree the provision by Bioprogress of co-operation or assistance in an alternative manner which in general terms meets the requirements of Boots and is reasonably acceptable to Boots, however Boots shall be entitled to determine at its discretion whether or not any alternative co-operation or assistance proposed by Bioprogress is so acceptable. If Bioprogress persistently fails to provide the co-operation or assistance reasonably requested by Boots, or if Bioprogress fails to provide such co-operation or assistance on any one or more occasions and the result of such failure is that the execution of the Commercial Development Programme is prevented or delayed to a material extent, then such failure shall be regarded as a material breach of this Agreement for the purposes of Clause 13.1.

4.       SUPPLY OF PLANT

4.1 Bioprogress will supply the Plant to Boots in accordance with the provisions of this Clause 4.

4.2 Bioprogress shall construct or procure the construction of the Plant by making to the specification for the Core Plant, the further modifications and enhancements embodied in the Boots Plant.

4.3 Bioprogress shall be responsible, whether acting on its own behalf or through sub-contractors, for the delivery, installation, commissioning and testing of the Plant, in accordance with the provisions of, including, without limitation, the timescales (as to which time shall be of the essence) agreed pursuant to, the Commercial Development Programme.

4.4      Bioprogress warrants to Boots as follows:

         4.4.1 That the Plant will meet the Acceptance Criteria within the timescales stipulated therefor in the Commercial Development Programme;

         4.4.2 That the Plant will conform continuously and without interruption in all respects to the Performance Specification during the Warranty Period; and

         4.4.3 That without prejudice to the obligations of Bioprogress under Clauses 4.5, 4.6 and 4.7, the Plant will, from the end of the Warranty Period until the expiry of the period of time for which Boots shall require to use the same, give good, safe and reliable performance in all material respects. It is acknowledged by Boots that the


                                       5

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                  occurrence of minor defects in and to the Plant which are
                  capable of prompt and complete rectification shall not constitute a breach of this Warranty.

         Bioprogress shall indemnify Boots and keep Boots fully indemnified against all claims, actions, demands, liability, damages, costs, losses and expenses suffered or incurred by Boots (including without limitation, any claims, actions or demands made or brought against Boots by, or any liability incurred in favour of, any third party) to the extent that the same arise as the result of any breach by Bioprogress of any of the warranties contained in this Clause 4.4, except to the extent that the same arise as the result of any wrongful act or omission on the part of Boots or its employees. Bioprogress shall maintain insurance against its liability under the foregoing indemnity with a reputable insurance company to a limit of cover not less than Pound Sterling 2 000 000 (Two million pounds) per individual event or occurrence and shall on request produce to Boots copies of the relevant policy or policies of insurance, together with receipts for the payment of premiums.

4.5 The following provisions shall apply to the servicing, repair and maintenance of the Plant at all times whilst it is under the possession or control of Boots:-

         4.5.1 Bioprogress shall perform, or procure the performance of, the routine maintenance and servicing of the equipment in accordance with such provisions as are agreed pursuant to the Commercial Development Programme. Such work shall be performed at no additional cost to Boots ( except to the extent otherwise agreed ).

         4.5.2 Bioprogress shall be responsible for all non-routine maintenance and servicing of the Plant to which the provisions to be agreed pursuant to Clause 4.5.1 do not apply and the repair of all defects in and damage to the Plant, the need for which arises either during or as a result of the use of the Plant by Boots during the Warranty Period. Such work shall, unless otherwise agreed, be performed at no additional cost to Boots ,. except to the extent that the need for such maintenance, servicing, repair or rectification arises as the result of any failure by Boots or any of its employees to operate or use the Plant other than in accordance with the provisions of the manual to which Clause 4.7 relates.

         4.5.3 Bioprogress shall carry out or procure the carrying out of all maintenance, servicing, repair and rectification to the Plant to which the provisions of neither Clauses 4.5.1 nor 4.5.2 apply and Boots shall make payment to Bioprogress for such maintenance, servicing, repair and rectification at such rates as are agreed between Boots and Bioprogress from time to time; the initial rates for this purpose shall be subject to agreement as part of the Commercial Development Programme, and such rates shall remain in full force and effect for a period of not less than one year commencing on the day following the completion of the commissioning and testing of the Plant.

4.6 Bioprogress shall provide to Boots full and adequate training in the operation, and use of the Plant, including in the training of others to operate and use the Plant , the details of the nature of the said training and the times and venues at which is to be carried out to be agreed between Bioprogress and Boots

4.7 Bioprogress shall, no later than the date of delivery of the Plant, provide Boots with not less than two copies of a complete and up-to-date operating manual for the Plant, and shall in addition at all times during the working life of the Plant provide Boots promptly with such revisions, addenda and supplements to these as are necessary as a consequence of any modifications, amendments or enhancements made to the Plant after delivery, or of any incompleteness or inaccuracy discovered in the current version of the said manual.

4.8 Risk in the Plant shall vest in Boots upon delivery except in respect of any loss or damage thereto which is the result of any negligent act or omission on the part of Bioprogress, its employees, agents or representatives.

4.9 Title to the Core Plant shall remain vested in Bioprogress, subject always to the provisions of Clause 4.14.

4.10 Title to the Boots Plant shall vest in Boots upon the making by Boots to Bioprogress of the payment referred to in Clause 6.1.2. Upon the vesting of title to the Boots Plant in Boots, the licence granted by Bioprogress to Boots under Clause 4.11 shall, insofar as the same relates to the Boots Plant, be varied in the following manner:

         4.10.1 The said licence shall cease to be coterminous with this Agreement and shall become perpetual;

         4.10.2 The rights granted to Boots shall be extended to include the right to maintain, repair and modify the Boots Plant; and

         4.10.3 Boots shall have the right to grant sub-licences to third parties to perform any of the acts which Boots is licensed to perform pursuant to the terms of the said licence, but not further or otherwise.

4.11 Bioprogress hereby grants to Boots an exclusive (subject to the provisions of Clause 4.14.3) and non-transferable (except to an Affiliate of Boots) licence, coterminous with this Agreement, to use the Plant Technology for the purpose of operating the Plant, and performing all its other obligations under this Agreement in relation to the Plant, in order to enable it to conduct the Commercial Development Programme and thereafter, subject to the provisions of Clause 8 to manufacture or have manufactured the Products in the Field for use or resale in the Territory.

4.12 In consideration of the supply to Boots of the Plant, and the performance by Bioprogress of its obligations in relation to the Plant, pursuant to this Clause 4, and of the licence granted by Bioprogress to Boots pursuant to Clause 4.8, Boots shall pay to Bioprogress the sums more particularly specified in Clause 6, in accordance with the provisions thereof.

4.13 In the event of the termination by Boots of the Commercial Development Programme or if, following the completion of the Commercial Development Programme, Boots does not give notice to Bioprogress, pursuant to the provisions of Clause 8.1, that it wishes to proceed with the commercial exploitation of the Products, the Core Plant shall be returned to Bioprogress in accordance with the following provisions:-



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         4.13.1   Bioprogress shall be responsible for the decommissioning and removal, at its own expense, from Boots' premises of the Core Plant;

         4.13.2 upon the receipt by Bioprogress of notice of termination from Boots pursuant to Clause 3.2 or if Boots gives notice or is deemed to have given notice pursuant to Clause 8.1 that it does not wish to proceed with the commercial exploitation of the Products , Boots and Bioprogress shall negotiate in good faith and use reasonable endeavours to agree a timed programme for the decommissioning and removal of the Core Plant;

         4.13.3 notwithstanding the provisions of Clause 4.10.2, Bioprogress shall complete the decommissioning and removal of the Core Plant from Boots' premises within three (3) calendar months of the notice from Boots referred to in Clause 4.13.2. If Bioprogress has not completed the decommissioning and the removal of the Core Plant from Boots' premises by the end of that period, then Boots shall be entitled to complete or have completed the decommissioning and removal of the Core Plant, and Bioprogress shall be liable for the reasonable costs incurred by Boots in so doing, unless the failure of Bioprogress to complete the said decommissioning and removal is the result of the failure by Boots to negotiate in good faith the details of the timed programme for the same pursuant to Clause 4.13.2, in which event such removal and decommissioning shall be at the expense of Boots, and Boots must complete the same within a period of two (2) calendar months from the end of the period of three (3) calendar months referred to above;

         4.13.4 The Boots Plant shall (subject to Clause 4.10) remain the property of Boots, and shall not be removed from Boots' premises pursuant to this Clause 4.13 unless title thereto shall not have vested in Boots pursuant to Clause 4.10;

         4.13.5 Bioprogress shall be responsible for making good any damage caused to Boots premises' or any other property owned or controlled by Boots, to the extent that the same arises as a result of the decommissioning and removal of the Plant from Boots' premises, but except to the extent that such damage arises as a result of any wrongful act or omission on the part of Boots, its employees, agents or representatives.

4.14 If, following the completion of the Commercial Development Programme, Boots wishes to proceed with the commercial exploitation of the Products, Boots shall purchase the Core Plant from Bioprogress in accordance with the following provisions:-

         4.14.1 the payment terms relating to the said purchase are set out in Clause 6;

         4.14.2 upon payment of the consideration for the purchase of the Core Plant more particularly specified in Clause 6.2, title to the Core Plant will immediately vest in Boots;


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         4.14.3   the licence granted by Bioprogress to Boots pursuant to Clause
                  4.11 shall, with effect from the date on which title to the Core Plant vests in Boots be varied in the following manner:-

                  4.14.3.1 the said licence shall cease to be coterminous with this Agreement and shall become perpetual;

                  4.14.3.2 the rights granted to Boots under the said licence shall be extended to include the right to maintain, repair and modify the Core Plant;

                  4.14.3.3 Boots shall have the right to grant sub-licences to third parties to perform any of the acts which Boots is licensed to perform pursuant to the terms of the said licence, but not further or otherwise.

5.       SUPPLY OF FILM

5.1      Bioprogress will supply to Boots:-.

6.       PAYMENT

6.1 Without prejudice to any right of termination contained within this Agreement, Boots shall make the following initial payments to
         Bioprogress:

6.2

6.3 In consideration of the licence granted by Bioprogress to Boots pursuant to Clause 4.11, Boots shall pay to Bioprogress, with effect from the date of the grant to Boots of the first Registration of the Products, a licence fee in respect of each unit of plant, calculated as follows:--

         6.3.1

6.4



6.5

In respect of all payments due from Boots to Bioprogress pursuant to Clauses 6.1, 6.2, 6.3 and 6.4, Bioprogress shall submit one valid VAT invoice to Boots in respect of each payment to be made. Each such invoice shall be deemed to have been received by Boots, notwithstanding the provisions of Clause 19, on the date upon which the payment to which the invoice in question relates is due, having regard to the foregoing provisions of this Clause 6 or, if later, upon the deemed date of receipt by Boots of the said invoice, determined in accordance with the provisions of Clause 19.


6.6 Boots shall pay to Bioprogress the sum due to Bioprogress in respect of each valid VAT invoice submitted to Boots in accordance with the provisions of this Clause 6 at or before the end of the month following the month in which the invoice is received or is deemed to have been received pursuant to the provisions of Clause 6.5

6.8 All payments referred to in this Clause 6 are exclusive of VAT at the rate prevailing at the time of the taxable supply in question.

6.9 Notwithstanding that all payments in this Clause 6 are expressed in US Dollars, Boots may at its discretion make any payments which it required to make under this Clause 6 in Sterling. For this purpose the amounts payable as expressed in US Dollars shall be converted to Sterling by dividing the same by the US Dollar to Pound Sterling Exchange Cross Rate published in the Financial Times on the day on which the relevant sum is authorised for payment by Boots.

6.10 Bioprogress agrees to comply with the Income Tax (Sub-contractors in the Construction Industry) Regulations 1193 S.I. No 743, as amended by the Income Tax (Sub-contractors in the Construction Industry (Amendments)) Regulations 1998 S.I. No 2622, or any amendment or remarking thereof, and in accordance with the said Regulations to provide Boots with evidence that it holds a valid tax exemption certificate or a registration card. Alternatively, Bioprogress may at its option provide to Boots written confirmation from its Tax Office that the Regulations do not apply to this Agreement.

7.       INTELLECTUAL PROPERTY RIGHTS

7.1      Bioprogress hereby warrants to Boots as follows:-

         7.1.1 that all intellectual property (whether patented or otherwise), know-how, technical information and all other rights, knowledge and information of a similar nature disclosed or to be disclosed by Bioprogress to Boots in order to enable Boots to carry out the Commercial Development Programme, or used by Bioprogress in the course of providing co-operation and assistance to Boots in connection with the carrying out of the Commercial Development Programme, or used or intended to be used by Boots or any third party in the manufacture of any Product at any time hereafter (whether during the Commercial Development Programme or pursuant to any commercial exploitation of the Product) and relating to the film material used to form the capsule, and the processes used to form and seal the capsules used in the encapsulation of the capsule film are, or shall be, as between Bioprogress and Boots, vested in Bioprogress or its Affiliates absolutely and without encumbrance;

         7.1.2 that the Plant Technology is or shall be vested in Bioprogress or its Affiliates absolutely and without encumbrance; and

         7.1.3 that Bioprogress has the full and unfettered right and power to enter into this Agreement including, without limitation, the right and power to enter into all its obligations hereunder and to grant to Boots the rights purported to be granted hereunder.

7.2 The warranties given by Bioprogress in Clause 7.1 will apply in full to any Invention which hereafter vests in Bioprogress pursuant to Clauses
         7.4 or 7.6.

7.3 Subject to Clauses 7.4 and 7.6, all Inventions relating to the Product (including, without limitation, all materials and formulations used in and necessary for the manufacture thereof, and all processes necessary to make or otherwise relating to such materials and formulations) made during or as a consequence of the execution of the Commercial Development Programme (whether or not the same shall be completed) or of the commercial exploitation of the Products, if applicable, shall be the property of Boots.

7.4 All Inventions relating to the Plant or otherwise falling within the definition of Plant Technology as set out in Clause 1 made by either Bioprogress or Boots during or as a consequence of the execution of the Commercial Development Programme (whether or not the same shall be completed) or other commercial exploitation of the Products, shall be the property of Bioprogress. However, the licence granted by Bioprogress to Boots pursuant to Clause 4.11 shall extend to any Invention to which this Clause 7.4 relates immediately upon the creation thereof.

7.5 If Bioprogress, whether solely or jointly with Boots, makes any Invention to which Clause 7.3 relates, Bioprogress agrees to assign to Boots the entire right, title and interest anywhere in the world to Boots, without any additional payment by Boots to Bioprogress other than the charges expressed to be payable by Boots to Bioprogress under this Agreement. Bioprogress shall, at the request and expense of Boots, do all such things and execute all such documents as Boots shall reasonably require in order validly to vest such right, title and interest in Boots and shall co-operate fully in the prosecution by Boots of any such right, title or interest.

7.6 All Inventions relating to the film material used to form the capsules forming part of the Products, and the processes used to form and seal the said capsules used in the encapsulation process of the capsule fill shall be the property of Bioprogress or its Affiliates.

7.7 Subject to the provisions of Clause 7.8, if Boots, whether solely or jointly with Bioprogress, makes any Invention to which Clause 7.6 relates either during or as a consequence of the execution of the Commercial Development


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


         Programme, or any part thereof, or of the commercial exploitation of the Products, Boots agrees to assign to Bioprogress, or to such of its Affiliates as Bioprogress may specify, the entire right, title and interest therein anywhere in the world. Boots shall, at the request and expense of Bioprogress, do all such things and execute all such documents as Boots shall reasonably require in order validly to vest such right, title and interest in Bioprogress or the relevant Affiliate (as the case may be) and shall co-operate fully in the prosecution by Bioprogress or such Affiliate (as the case may be) of any such right, title or interest.

7.8 In the event that Bioprogress or (if applicable) its Affiliates decide not to file any patent applications relating to any Invention to which Clause 7.6 relates or fail to do so within six (6) months of the completion or effective termination of the Commercial Development Programme (or, if later, from the date on which such Invention is made, of which Bioprogress shall immediately give notice to Boots) Boots may, at its discretion, file patent applications relating to such Inventions in any country or countries in the world in which patent applications relating to the said Inventions have not previously been filed by Bioprogress or (if applicable) its Affiliates. Bioprogress shall, if required by Boots (whether for the purpose of filing patent applications in respect of the same or otherwise) promptly assign or procure the assignment to Boots of the entire right, title and interest throughout the world in such Inventions without any payment other than those expressed to be payable under this Agreement. Upon the assignment to Boots of such right, title and interest, Boots shall grant to Bioprogress an irrevocable, royalty-free, non-exclusive licence, with the power to grant sub-licences, to use such Inventions and any patent or patent applications applicable thereto for any purpose not directly or indirectly competitive with the development, manufacture, sale, distribution or marketing of the Products (and, for the avoidance of doubt, it is hereby declared that any such purpose shall not be regarded as not being so competitive purely on the basis that it is intended to be carried on in any country in the world in which the Products are not currently being developed, manufactured, sold, distributed or marketed, whether by Boots or any third party). At the request and expense of Boots, Bioprogress shall do, or procure the doing of, all such things and execute or procure the execution of all such documents as Boots shall reasonably require in order validly to vest such right, title and interest in Boots, and shall co-operate fully and procure that its Affiliates co-operate fully in the prosecution by Boots of any such right, title or interest.

7.9 For the avoidance of doubt, all references to the right, title and interest in an Invention shall include, without limitation, the right to grant licences of the same anywhere in the world.

8.       AFTER COMPLETION OR TERMINATION OF THE COMMERCIAL DEVELOPMENT PROGRAMME

8.1 Boots shall, within three (3) months of the completion of the Commercial Development Programme, give notice to Bioprogress confirming whether or not it wishes to proceed with the commercial exploitation of the Products. If Boots fails to give such notice, it shall be deemed to have given notice to Biopogress that it does not wish so to proceed.

8.2 If Boots gives notice to Bioprogress pursuant to Clause 8.1 that it does not wish to proceed with the commercial exploitation of the Products or if Boots


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


         terminates the Commercial Development Programme pursuant to Clause 3.3 (except where the reason for such termination is that Boots and Bioprogress have failed to reach agreement on any matter which is required to be agreed pursuant to or during the conduct of the Commercial Development Programme, including without limitation any matter to which Clause 6.2 relates), the following provisions shall apply:-

         8.2.1 all Inventions which may have been vested in Boots pursuant to Clause 7, together with all patents and patent applications relating thereto, shall immediately re-vest in Bioprogress or such of its Affiliates as Bioprogress shall nominate, who shall, subject to the provisions of Clause 8.3, have the full and unencumbered right to exploit such Inventions, patents and patent applications for any purpose throughout the Territory; and

         8.2.2 Boots shall, at the request and expense of Bioprogress, promptly do all such things and execute all such documents as Bioprogress shall reasonably require in order validly to vest in it such Inventions, patents and patent applications.

8.3 If either Boots gives notice to Bioprogress that it does not wish to proceed with the commercial exploitation of the Products, or Boots gives notice of termination of the Commercial Development Programme pursuant to Clause 3.3, and if in either case the reason for the giving of such notice is that Boots considers that exploitation of the Products on a commercial basis or the development of the Products on a commercial basis (as the case may be) is not achievable on technical, regulatory or commercial grounds, and Bioprogress at any time following the giving of such notice develops or discovers or becomes aware of the existence of and has the opportunity to acquire or exploit a process or method which it reasonably believes to be capable of allowing the development and subsequent exploitation on a commercial basis of the Products, and Boots was unaware of the existence of such process or method at the time when it gave such notice to Bioprogress, the following provisions shall apply:-

         8.3.1 Bioprogress shall forthwith give notice to Boots of the fact that it has developed, discovered or become aware of the existence of, the said process or method;

         8.3.2 Boots shall, within three (3) calendar months of receipt of such notice, give notice to Bioprogress confirming whether or not it has any interest in resuming the Commercial Development Programme or pursuing the commercial exploitation of the Products. If Boots fails to give such notice within the said period, it shall be deemed to have given notice to the effect that it has no such interest;

         8.3.3 If Boots gives notice to Bioprogress pursuant to Clause 8.3.2 that it has such interest, Boots and Bioprogress shall forthwith negotiate in good faith, and use reasonable endeavours to agree, comprehensive and mutually acceptable terms and conditions enabling Boots to exploit such method or process including, without limitation, the terms (if applicable) upon which Bioprogress shall acquire title to, or the right to use, all or part of any such method or process from any third party the terms of any further commercial development or exploitation of the Products, the ownership of all intellectual property in, and other rights relating to, such method or process, and the timescales for such development or exploitation.

         8.3.4 If, notwithstanding the compliance by both parties with their obligations as set out in Clause 8.3.3, the parties have not within six (6) months of the commencement of the said negotiations entered into a binding written agreement having sufficient technical, commercial and legal efficacy to render such development or exploitation reasonably capable of being successfully prosecuted, either party may terminate the said negotiations with immediate effect giving notice to that effect to the other party;

         8.3.5 until Boots has given, or is deemed to have given, notice to Bioprogress pursuant to Clause 8.3.2 that it has no such interest, or until the termination of negotiations in accordance with Clause 8.3.3, the provisions of Clause 9 shall apply.

9.       EXCLUSIVITY

         Bioprogress shall not, and shall procure that its Affiliates do not, at any time enter into any discussions, negotiations or agreements, whether binding or otherwise, with any third party, the purpose of which, in whole or in part, is the development, manufacture, supply, distribution marketing or promotion of any product which is the subject of the Commercial Development Programme, or of any product which is capable of being developed, sold, distributed, marketed or promoted in competition with any such product, except in the following circumstances:-

9.1 Boots has terminated the Commercial Development Programme, subject always to the provisions of Clause 8.3, or this Agreement,; or

9.2 Boots has given notice to Bioprogress that it does not wish to proceed with the commercial exploitation of the Products, subject always to the provisions of Clause 8.3, or

9.3 Where the provisions of Clause 8.3 apply, negotiations entered into pursuant to Clause 8.3.3 have been terminated pursuant to Clause 8.3.4.

10.      FIELDS

In the event that either:-

11.      CONFIDENTIALITY

11.1 Subject to the following provisions of this Clause 11, neither party shall (whether during the term of this Agreement or thereafter) without the prior written consent of the other disclose to any person, firm or company any information supplied by the other under or in contemplation of this Agreement, or use any such information except as contemplated or provided hereunder. Provided that nothing in this Clause 11 shall prevent Boots from disclosing any information to which this Clause 11 applies to professional advisers, or to actual or potential suppliers of products or services whom Boots needs to consult in order to evaluate its interest in entering into or proceeding with the Commercial Development Programme, or in agreeing



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


         any terms with Bioprogress pursuant to Clauses 6.2, 8.3.3 or 10.2, subject always to the compliance by Boots with its obligations under Clause 11.12

11.2 Each party shall inform any of its employees to whom any of the said information is disclosed, and Boots shall in addition inform any third party to whom any of the said information is disclosed, pursuant to Clause 11.1 of the provisions of this Clause 11 and shall use reasonable endeavours to ensure that each such employee or third party (as the case may be) shall observe such provisions.

11.3 The obligations of each party under this Clause shall not apply, or shall cease to apply, to any information which:-

         11.3.1 is public knowledge at the time of this Agreement, or subsequently becomes public knowledge through no act or failure to act on the part of the recipient or its employees; or

         11.3.2 is known to the recipient and at its free disposal at the time of disclosure, or which is subsequently disclosed to the recipient by a third party lawfully entitled to disclose the same; or

         11.3.3   is required to be disclosed by law.

12.      FORCE MAJEURE

12.1 Neither party shall be under any liability whatsoever to the other for failure or delay in the performance of its obligations under the Agreement where such performance becomes impracticable by reason of Force Majeure.

12.2 The party whose performance is not so affected by reason of Force Majeure shall be entitled to terminate this Agreement with immediate effect by giving notice to the other party if the performance by the other party of its obligations under this Agreement becomes or remains impracticable by reason of Force Majeure for an aggregate period in excess of ninety (90) days.

12.3 In this Clause, the expression "Force Majeure" means any circumstances or matters which are beyond the reasonable control of the party affected.

13.      TERMINATION

13.1 Either party may terminate this Agreement with immediate effect at any time prior to notice being given or being deemed to have been given by Boots, pursuant to Clause 8.1, that it wishes to proceed with the commercial exploitation of the Products, by giving notice to the other party in any of the following events:-

         13.1.1 if the other party should be in material breach of any of the provisions of this Agreement and such breach (if capable of remedy) shall continue thirty (30) days after notice in writing specifying the breach and requiring the same to be remedied has been given; or

         13.1.2 if a resolution is passed or adopted for the winding-up of the other party (otherwise than for the purposes of and followed by an amalgamation or reconstruction previously approved in writing), or if a petition is presented for the appointment of an administrator or


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


                  liquidator (and is not discharged within 14 days), or if a receiver or administrative receiver is appointed, or an encumbrancer takes possession of the whole or any part of its undertaking or assets, or if the other party becomes insolvent , or if any analogous event shall occur in any territory to whose jurisdiction the other party is subject; or

         13.1.3 if the other party makes or seeks to make any composition or arrangement with its creditors, or proposes any voluntary arrangement, or is unable to pay its debts as they fall due, or if any distress or execution is levied on any of its assets (and is not discharged within fourteen (14) days), or if any judgment for a monetary sum be given against it and is not paid within fourteen (14) days, or if any analogous event shall occur in any territory to whose jurisdiction the other party is subject; or

         13.1.4 if the other party ceases or, in the reasonable opinion of the party giving notice of termination, is likely to cease, to carry on the whole or any relevant part of its business or trade.

13.2 Termination for whatever cause of this Agreement shall be without prejudice to the rights of either party arising hereunder or as a result of any default or breach of obligation hereunder which shall have accrued prior to the date of such termination.

13.3 Notwithstanding termination of this Agreement, the provisions of Clause 11 shall continue in full force and effect.

14.      ASSIGNMENT

14.1 Boots may assign any of its rights or obligations hereunder to any of its Affiliates.

14.2 This Agreement is personal to Bioprogress who shall not, without Boots' prior written consent, assign any of its rights or obligations hereunder and any purported or attempted assignment by Bioprogress or transfer by operation of law without such consent shall give Boots the right to terminate this Agreement with immediate effect by giving notice in writing to Bioprogress.

14.3 This Agreement shall be binding on the permitted assignees and successors of the parties hereto.

15.      CHANGE OF CONTROL

15.1 Bioprogress shall inform Boots immediately in the event of there being any change in the control of Bioprogress, for which purpose the expression "control" shall have the same meaning as that contained in the definition of "Affiliate" in Clause 1.1.

15.2 If there is any such change in control (whether or not Boots has received notice thereof), Boots may terminate this Agreement with immediate effect by giving notice in writing to Bioprogress.



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


16.      RELATIONSHIP

         Each party shall be responsible for its own obligations arising under or consequent upon this Agreement and it is agreed that neither this Agreement nor the activities of the parties shall result in the creation of a partnership or other relationship whereby either party shall be held in any way responsible for the acts or omissions of the other.

17.      WAIVER

17.1 No relaxation, forbearance, delay or indulgence by either party in exercising its rights under this Agreement, or any granting of time by such party, shall prejudice or affect its rights hereunder.

17.2 No waiver of any default or breach under this Agreement, or failure to enforce any rights by either party, shall constitute a waiver of any subsequent or continuing default or breach.

17.3 No waiver shall be effective unless made in writing, agreed and signed on behalf of the party so granting the waiver.

18.      NOTICES

18.1 Any notice, request or other communication required to be given under this Agreement shall be made in the English language, in writing, and may be hand-delivered or sent by pre-paid first class post, or facsimile transmission, to the recipient at the address first set out in this Agreement (or such other address as either party may specify by prior written notice to the other for this purpose) and marked for the attention of the following respective recipients:-

         18.1.1 in the case of notice served upon Boots, to the Company Secretary at the address of Boots as stated in the heading to this Agreement, with a copy to the Managing Director, Boots Healthcare International, at the same address; and

         18.1.2 in the case of a notice served on Bioprogress, to the Managing Director, Bioprogress Technology Limited, at the address of Bioprogress as stated in the heading to this Agreement.

18.2     Subject to Clause 18.3, notice shall be deemed to have been received:-

         18.2.1   if delivered by hand, on the date of delivery; or

         18.2.2 if sent by post, on the second Working Day after the date of posting; or

         18.2.3 if sent by facsimile, on the date of transmission, provided that the sender's apparatus has recorded the transmission as having been successfully made.

18.3 Where, having regard to Clause 18.2, any notice would be deemed to have been given on a day which is not a Working Day, or if the actual time of delivery or transmission is after 1700 hours, that notice shall be deemed to have been served on the next following Working Day.

18.4 It shall be sufficient in proving service that the letter containing the notice was properly addressed and, as the case may be, delivered, put in the post or transmitted.

19.      ENTIRE AGREEMENT AND AMENDMENTS

19.1 This Agreement (together with any documents referred to herein) supersedes any preliminary or previous correspondence, negotiations, arrangements or agreements (except in the case of fraud) between, and represents the entire understanding of, the parties in relation to the matters specifically dealt with herein.

19.2 No amendment to or alteration of this Agreement shall be effective unless made in writing, agreed and signed by a duly authorised representative of each of the parties hereto.

20.      APPLICABLE LAW AND SERVICE OF PROCESS

20.1 The construction, interpretation, meaning, validity and performance of this Agreement shall be governed by the laws of England, which is agreed to be the proper law of this Agreement.

20.2 The addresses of the parties for service of any process or documents required to be served by reason of law (or any rule, code or regulation having the force of law) in the United Kingdom are as follows:-

         20.2.1 in the case of Boots, the address of Boots as set out in the heading to this Agreement, marked for the attention of the Company Secretary, with a copy to the Managing Director, Boots Healthcare International; and

         20.2.2 in the case of Bioprogress, the address of Bioprogress as set out in the heading to this Agreement, marked for the attention of the Managing Director.

20.3 The parties hereto submit to the non-exclusive jurisdiction of the English Courts.

21.      INVALIDITY AND SEVERABILITY

21.1 If any provision of this Agreement shall be held unlawful, invalid or unenforceable in whole or in part by any court or competent authority, such provision shall be deemed severed and subject to Clause 21.2, the Agreement shall continue to be valid as to all other provisions, and the parties shall meet and negotiate in good faith a valid and enforceable replacement for the severed provision, which replacement shall be designed to achieve as nearly as possible the same commercial objective as the original.

21.2 In the event that, notwithstanding the performance of the parties of their obligations under Clause 21.1, the parties cannot agree upon a replacement provision within one (1) calendar month of the same being held unlawful, invalid or unenforceable, then either party may terminate this Agreement forthwith by notice in writing.

22.      ANNOUNCEMENTS

         Neither party shall, without the prior written consent of the other (such consent not be unreasonably withheld) make any announcement or public statement, or make any other form of public disclosure (including, without limitation, the issuing of any press release) relating to or concerning this Agreement or any part thereof, or any activity carried on pursuant thereto. Provided that nothing in this Clause 22 shall prevent either party from making any announcement required by the rules of any stock exchange to which the party making such announcement is subject, in which event the party required to make such announcement shall use reasonable endeavours to agree with the other party the text of such announcement prior to disclosure, and shall in any event inform the other party of the requirement to make such disclosure prior to the making of the same.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written




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